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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Numbers 2-99681, 33-42959, 33-42877, 33-67772, 333-4134,
333-4136, 33-62921, 333-78393, 333-78395, and 333-86385) and the Registration
Statements on Form S-8 (Numbers 33-27194, 33-2043, 33-49096, 33-60606, 33-99122,
333-19059, 333-85485) of The Seagram Company Ltd. of our report dated August 18, 1999 relating to the consolidated financial statements of The Seagram Company Ltd., which appears in the Current Report on Form 8-K dated September 20, 1999.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

New York, New York
September 20, 1999

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